Exhibit 99.1

DowDuPont Provides Update Regarding First Quarter 2019 Performance
Expects to report results in line with March 28 guidance for total company

WILMINGTON, Del., April 18, 2019 - DowDuPont™ (NYSE: DWDP) is providing expected divisional results for the first quarter of 2019.

The company expects to report total company results in line with the guidance provided on March 28 and is now providing additional detail regarding expected results at the division level: Specialty Products anticipates reporting better than expected results; Materials Science results are expected to be in line with its updated guidance; and Agriculture is expected to report results that are lower than its updated guidance, due to the longer than expected impact of severe weather-related conditions.

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Agriculture: On March 28, the Agriculture Division reported on the effects of March flooding in the Midwestern U.S., which created transportation disruptions that halted farming operations and severely delayed seed deliveries into the early part of April. Less than 50% of planned seed deliveries in the last 5 days of the quarter occurred, resulting in a greater than anticipated impact on first quarter performance. In this peak delivery period, under normal circumstances and based on history, the division would expect one day of U.S. seed sales to generate about ~$25 to $35 million in operating EBITDA.

The division expects to record net sales of $3.4 billion and operating EBITDA of about $665 million, down 11 and 25 percent versus the same quarter last year, respectively. For the first half of 2019, the division anticipates net sales to be down low-single digits percent and operating EBITDA to be 3 to 5 percent below the same period last year. Deliveries are on track with current expectations and the revised first half guidance reflects the possibility of reduced planted acres overall, lower than anticipated corn acres, and continued delays to the start of the planting season due to additional weather events.

The division confirms full year guidance of organic sales up low-single digits percent and operating EBITDA of about $2.8 billion. The division expects to overcome the first half decline through realization of price and volume opportunities on high demand products and new product launches and accelerated cost synergy delivery, resulting in an improvement in second half performance versus prior year.

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Specialty Products: The division expects to record net sales of $5.4 billion and operating EBITDA of $1.6 billion, down 3 percent and flat, respectively, with the prior year period. The division had previously expected both net sales and operating EBITDA to be down low-single digits percent.

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Materials Science: The division expects to record results that are in line with its updated guidance - net sales of $10.8 billion and operating EBITDA of $1.9 billion, down 10 percent and 24 percent, respectively, from the prior year period.

DowDuPont will release its full financial results for the first quarter of 2019 on May 2. Analysts are encouraged to join the Company’s earnings conference call at 8 a.m. ET. DowDuPont will release its first quarter earnings results via press release prior to the call. Dow will also hold a conference call for the first quarter of 2019, at 9 a.m. ET, to discuss the Materials Science Division’s financial results within DowDuPont as well as Dow’s outlook.

About DowDuPont
DowDuPont (NYSE: DWDP) is a holding company comprised of the future Corteva AgriscienceTM and DuPont, which are expected to separate on June 1, 2019, creating two strong, independent, publicly traded companies in the agriculture and specialty products sectors, respectively. Each will lead their industry through productive, science-based innovation to meet the needs of customers and help solve global challenges. DowDuPont completed the separation of the materials science business through the spin-off of Dow Inc. (NYSE: Dow) on April 1, 2019. For more information, please visit us at
www.dow-dupont.com.

Cautionary Statement Regarding Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to varying degrees, uncertain, including statements about the Corteva Distribution. Forward-looking statements, including those related to DowDuPont’s ability to complete, or to make any filing or take any other action required to be taken to complete, the Corteva Distribution, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements also involve risks and uncertainties, many of which that are beyond DowDuPont’s control. Some of the important factors that could cause DowDuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) ability and costs to achieve all the expected benefits from the Corteva Distribution and the April 1, 2019 distribution by DowDuPont of all of the shares of common stock of Dow Inc. on a pro rata basis to the holders of DowDuPont common stock (the “Dow Distribution”); (ii) restrictions under intellectual property cross license agreements entered into or to be entered into in connection with the Corteva Distribution and the Dow Distribution; (iii) ability to receive third-party consents required under the Separation Agreement entered into in connection with the Corteva Distribution and the Dow Distribution; (iv) non-compete restrictions under the Separation Agreement entered into in connection with the Corteva Distribution and the Dow Distribution; (v) the incurrence of significant costs in connection with the Corteva Distribution and the Dow Distribution , including increased costs from supply, service and other arrangements that, prior to the Dow Distribution, were between entities under the common control of DowDuPont; (vi) risks outside the control of DowDuPont which could impact the decision of the DowDuPont Board of Directors to proceed with the Corteva Distribution, including, among others, global economic conditions, instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile foreign currency exchange rates, tax considerations, other challenges that could affect the global economy, specific market conditions in one or more of the industries of the businesses proposed to be separated, and changes in the regulatory or legal environment and the requirement to redeem $12.7 billion of DowDuPont notes if the Corteva Distribution is abandoned or delayed beyond May 1, 2020; (vii) potential liability arising from fraudulent conveyance and similar laws in connection with the Corteva Distribution and/or the Dow Distribution; (viii) disruptions or business uncertainty, including from the Corteva Distribution, could adversely impact DowDuPont’s business or financial performance and its ability to retain and hire key personnel; (ix) uncertainty as to the long-term value of DowDuPont common stock; (x) potential inability to access the capital markets; and (xi) risks to DowDuPont’s business, operations and results of operations from: the availability of and fluctuations in the cost of feedstocks and energy; balance of supply and demand and the impact of balance on prices; failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including trade disputes and retaliatory actions; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could result in a significant operational event for DowDuPont, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce DowDuPont’s intellectual property rights; failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks are and will be more fully discussed in DowDuPont’s current, quarterly and annual reports and other filings made with the U.S. Securities and Exchange Commission, in each case, as may be amended from time to time in future filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DowDuPont’s or Corteva, Inc.’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DowDuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” (Part I, Item 1A) of DowDuPont’s 2018 Annual Report on Form 10-K.

Divisional Disclaimer
Discussion of segment revenue and operating EBITDA on a divisional basis for Agriculture is based on the results of the Agriculture segment; for Materials Science is based on the combined results of the Performance Materials & Coatings, Industrial & Infrastructure, and Packaging & Specialty Plastics segments; and for Specialty Products is based on the combined results of the Electronics & Imaging, Nutrition & Biosciences, Transportation & Advanced Polymers, and Safety & Construction segments. The segment disclosures have been presented in this manner for informational purposes only and should not be viewed as an indication of the materials science division’s current or future operating results on a standalone basis after the Dow Distribution or for agriculture and specialty products on a standalone basis assuming completion of the intended Corteva Distribution.

Contact Information:

DuPont
Investors:	Media:
Lori Koch	Dan Turner
lori.d.koch@dupont.com	daniel.a.turner@dupont.com
+1 302-999-5631	+1 302-996-8372

Dow
Investors:	Media:
Neal Sheorey	Rachelle Schikorra
nrsheorey@dow.com	ryschikorra@dow.com
+1 989-636-6347	+1 989-638-4090

Corteva
Investors:	Media:
Megan Britt	Gregg Schmidt
megan.britt@corteva.com	gregg.m.schmidt@corteva.com
+1 302-996-8881	+1 302-996-8368

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